Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-55078 and 333-142537) and Form S-8 (File Nos. 033-84510, 333-14155, 333-27201, 333-27203, 333-27205, 333-60333, 333-123829 and 333-150399) of Colonial Properties Trust of our report dated February 27, 2009 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting of Colonial Properties Trust, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 27, 2009